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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Inverness Medical Innovations, Inc.
Waltham, MA

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 of Inverness Medical Innovations, Inc. (the "Company") of our report dated February 17, 2004 (except for the restatements as discussed in Note 2(q), as to which the dates are April 19, 2004 and February 10, 2005, the effect of which has been reflected throughout the financial statements and notes thereto) relating to the consolidated financial statements of Inverness Medical Innovations, Inc. appearing in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2003.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP

Boston, Massachusetts
February 10, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM